Exhibit 5.1

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 T +1 212 259-8000 F +1 212 259-6333

March 23, 2012

Great Plains Energy Incorporated

1200 Main Street

Kansas City, Missouri 64105

Re:	Great Plains Energy Incorporated

Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to Great Plains Energy Incorporated, a Missouri corporation (the “Company”), in connection with the reoffering and sale by the Company of $287,386,000 principal amount of 5.292% Notes due 2022 (the “Notes”), covered by the Registration Statement on Form S-3 (No. 333-180105) (the “Registration Statement”), including the prospectus constituting a part thereof, dated March 14, 2012, and the final prospectus supplement, dated March 19, 2012 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were originally issued under the Company’s Subordinated Indenture, dated as of May 18, 2009, as heretofore supplemented (the “Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”), as supplemented by Supplemental Indenture No. 2, dated as of March 22, 2012, establishing the form, terms and other provisions of the Notes (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”). The Notes were reoffered and sold by the Company pursuant to the Remarketing Agreement, dated as of February 14, 2012, among the Company, The Bank of New York Mellon Trust Company, N.A., as purchase contract agent and attorney-in-fact of the holders of the equity units, and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as the reset agents and as representatives of the remarketing agents, as amended by the Amendment to Remarketing Agreement, dated March 16, 2012 (as amended, the “Remarketing Agreement”).

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the Indenture. We have also examined

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originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons other than the directors and officers of the Company and the conformity with the original documents of any copies thereof submitted to us for examination. We have also assumed that the Indenture has been duly authorized, executed and delivered by the parties thereto and that the Indenture is the valid and legally binding obligation of the Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Notes, when duly executed, authenticated and issued as provided in the Indenture and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion may not be relied upon by you for any other purpose.

Very truly yours,

/s/ Dewey & LeBoeuf LLP